Exhibit 99.1

Pursuant to the Florida Supreme Court's July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. In October 2013, the Company and Liggett announced a settlement of the claims of over 4,900 Engle progeny plaintiffs. Notwithstanding the settlement, the claims of approximately 350 Engle progeny plaintiffs remain pending. For more information on the Engle case and on the settlement, see “Note 7. Contingencies.”

(i)	Engle Progeny Cases with trial dates through March 31, 2014.

Baum v. R.J. Reynolds, et al., Case No. 10-CA-60768, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/23/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/18/14.

Boatright, et al. v. R.J. Reynolds, et al., Case No. 53-2011-CA-000158-000-WH, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 01/12/11).  Two individuals suing.  The case is scheduled for trial starting 10/20/14.

Bradley v. R.J. Reynolds, et al., Case No. 2008-CA-2775, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/08/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 03/30/15.

Caprio v. R.J. Reynolds, et al., Case No. 07-45316, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). One individual suing. The case is scheduled for trial during the third quarter of 2014, but no earlier than 08/21/14.

Cooper v. R.J. Reynolds, et al., Case No. 08-026350, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/09/08).  One individual suing.  The case is scheduled for trial starting 08/07/14.

Danielson v. R.J. Reynolds, et al., Case No. 2007-CA-2737, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 11/14/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 08/18/14.

Hall, et al. v. R.J. Reynolds, et al., Case No.12-CA 6497, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 09/20/12).  Two individuals suing.  The case is scheduled for trial starting 02/02/15.

Hoff v. R.J. Reynolds, et al., Case No. 50 2008 CA 000234, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/04/08).  One individual suing.  The case is scheduled for trial starting 01/09/15.

Irimi v. R.J. Reynolds, et al., Case No. 08-26337 19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/30/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/30/14.

Lambert v. R.J. Reynolds, et al., Case No. 2007-013530-CI-19, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 02/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/15/14.

Lustig v. R.J. Reynolds, et al., Case No. 11-20501 (19), Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/25/11).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled to be tried during the trial period of 04/07/14 - 06/27/14, but no earlier than 06/01/14.

McCoy v. R.J. Reynolds, et al., Case No. 08-25806, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled to be tried during the trial period of 09/22/14 - 12/12/14.

Murgas v. R.J. Reynolds, et al., Case No 12-00475, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 01/06/12).  One individual suing.  The case is scheduled for trial in 10/14.

Perrotto v. R.J. Reynolds, et al.., Case No. 502007-CA-023841, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 12/21/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/06/14.

Pijuan, et al. v. R.J. Reynolds, et al., Case No. 10-8359, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 02/08/10).  Two individuals suing.  The case is scheduled for trial starting 01/05/15.

Sommers v. R.J. Reynolds, et al., Case No. 08-1464, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 1/11/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting no earlier than 10/14.

Varner v. R.J. Reynolds, et al., Case No. 08-26345, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial no earlier than 09/05/14.

Wilfong v. R.J. Reynolds, et al., Case No. 2007-CA-2541, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/08/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is set for trial as the back up to Bradley starting 03/30/15.

(ii)	Post-Trial Engle Progeny Cases.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07). This was a wrongful death action that proceeded to jury trial in November 2012. In December 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,500,000. The jury apportioned fault as follows: Decedent - 26%, Philip Morris - 37% and Liggett - 37% ($2,035,000). In April 2012, a joint and several judgment for $5,500,000 was entered against the defendants. In April 2013, the defendants filed a notice of appeal to the First District Court of Appeal. Briefing is complete. Oral argument is scheduled for June 10, 2014.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action that proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000.  The jury apportioned fault as follows: Decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,947,500).  In August 2012, a joint and several judgment for compensatory damages of $16,100,000 plus interest was entered against all of the defendants. In addition, the judgment awarded plaintiff $7,600,000 in punitive damages against Liggett. An order of entitlement to attorneys' fees and costs was also entered against the defendants. In September 2012, the defendants filed a notice of appeal to the Fourth District Court of Appeal. The plaintiffs filed a notice of cross-appeal. Briefing is underway.

Cohen, D. v. R.J. Reynolds, et al., Case No. 09-004042, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  This was a wrongful death action that proceeded to jury trial in April 2013. In May 2013, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $2,055,000. The jury apportioned fault as follows: Decedent - 40%, RJR - 30%, Lorillard - 20%

and Liggett - 10% ($205,500). In June 2013, the trial court granted defendants' motion for a new trial. Plaintiff filed a notice of appeal. Briefing is underway.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action that proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: Decedent - 35%, Liggett - 20% ($3,008,138), R.J. Reynolds - 30% and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed the final judgment. The Fourth District Court of Appeal reversed and remanded the case for further proceedings, however, because it found that the trial court erred in entering summary judgment against defendants' on their statute of repose defense and in denying Defendants' Motion for Remittitur of the compensatory damage award for loss of consortium, it ruled that the award was excessive.  Plaintiff filed a motion for rehearing which was denied. Both parties filed notices to involve the discretionary jurisdiction of the Florida Supreme Court. The appeal is stayed pending the outcome of the appeal in Hess. Plaintiff also moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Rizzuto/Green v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Hernando County (case filed 10/09/08).  This was a personal injury action which proceeded to jury trial in August 2013.  In August 2013, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $12,550,000.  The jury apportioned damages as follows:  Plaintiff - 20%, Philip Morris - 55%, Liggett - 25% ($3,478,855).  No punitive damages were awarded.  In September 2013, a joint and several final judgment was entered against defendants in the amount of $11,132,337, after the court granted a Remittitur.  In October 2013, defendants filed a notice of appeal to the Fifth District Court of Appeal. In April 2014, Liggett entered into an agreement to settle its portion of the damages for $1,500,000. The settlement is subject to approval by the bankruptcy court.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). This was a wrongful death action that proceeded to jury trial in March 2011. In April 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: Plaintiff - 45%, Philip Morris - 45%, Liggett - 5% ($225,000) and Lorillard - 5%. No punitive damages were awarded. In August 2013, the Fourth District Court of Appeal affirmed. Defendants filed a notice to involve the discretionary jurisdiction of the Florida Supreme Court. Jurisdictional briefing is complete.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action that proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: Decedent - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). Philip Morris and Lorillard were dismissed from the case before trial. No punitive damages were awarded against Liggett. A joint and several judgment was entered against RJR and Liggett for $487,000. In September 2013, the First District Court of Appeal affirmed. Liggett satisfied the merits judgment on January 31, 2014. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Defendants appealed the court's ruling that plaintiff was entitled to attorneys' fees. The parties reached a confidential settlement agreement regarding the amount of attorneys' fees incurred through trial, which is contingent upon the pending appeal of the court's ruling. Oral argument occurred on February 11, 2014.

B. Other Individual Cases.

Bagshaw v. R.J. Reynolds, et al., Case No. 06-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/01/06). One individual suing.

Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 08/25/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Calhoun, et al., v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007970, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/27/02). Three individuals suing on behalf of the estate and survivors of a deceased smoker.

Colic v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-010844, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/18/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cotto v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-000748, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/22/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing.

Garcia v. R.J. Reynolds, et al., Case No. 05-CA-004159, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/11/05). One individual suing.

Grant v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-002673, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/17/03). One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco Inc. was named as a defendant. In October 2008, defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 11/21/08). Two individuals suing.

Hearne v. R.J. Reynolds, et al., Case No. 06-CA-000550, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/20/06). One individual suing.

Hecker v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-009336, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/07/03). One individual suing.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

Lewis v. R.J. Reynolds, et al., Case No. 05-CA-002167, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/09/05). One individual suing.

McDonald v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004767, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Morgan v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007084, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/02/02). One individual suing on behalf of the estate and survivors of a deceased smoker.

Quinn v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing.

Schuman v. R.J. Reynolds, et al., Case No. 04-CA-009409, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/18/04). One individual suing on behalf of the estate and survivors of a deceased smoker.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Swindells v. R.J. Reynolds, et al., Case No. 06-CA-007837, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/01/06). One individual suing.

Ward v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-008480, Hillsborough County (case filed 09/11/03). One individual suing.

Witt v. Brown & Williamson Tobacco Co., et al., Case No. 04-CA-008530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/21/04). One individual suing.

Louisiana

Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Iberville Parish (case filed 07/25/00).  Seven individuals suing.  The case was dismissed at the trial court level as abandoned.  Plaintiffs filed a notice of appeal. Briefing is underway.

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing.

Maryland

Cook, et al. v. Union Carbide Corporation, et al., Case No. 24-X-13-000445, Circuit Court, Baltimore City (case filed 09/12/13). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In November 2013, defendants moved to dismiss the complaint. The motion is pending.

Cowens, et al. v. John Crane-Houdaille Inc., et al., Case No. 24-X-11-000335, Circuit Court, Baltimore City (case filed 09/12/13). Three individuals suing. Plaintiffs are the surviving children of decedent Frank E. Cowens. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Vector Tobacco Inc. In January 2014, defendants moved to dismiss the complaint. The motion is pending.

Culotta, et al. v. Union Carbide Corporation, et al., Case No. 24-X-12-000690, Circuit Court, Baltimore City (case filed 06/20/13). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Fales Jr., et al. v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000326, Circuit Court, Baltimore City (case filed 06/10/13). One individual suing. Plaintiff is the surviving child of decedent Lolita Fales. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing.

New York

Aponte, et al. v. Liggett Group Inc., et al., Case No. 13CIV569, Southern District of New York, U.S. District Court, NY (case filed 01/25/13). Two individuals suing.  A motion to dismiss was filed in May 2013. The motion was granted and plaintiffs, pro se, filed an amended complaint.  In September 2013, a second motion to dismiss was filed, which motion was granted by the court in March 2014 and the case was dismissed.

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. The case is stayed by stipulation of the parties.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant. In July 2013, the court granted plaintiffs' motion to restore the case to the active docket calendar. Liggett appealed the decision. Briefing is underway.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing.

II. CLASS ACTION CASES

A.	Smoking Related.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. After two mistrials, in May 2013, the jury rejected all but one of the plaintiffs' claims, finding in favor of plaintiffs on the claim that ventilated filter cigarettes between 1964 and July 1, 1969 should have included instructions on how to use them. Post trial motions were denied.

The issue of damages was reserved for further proceedings not yet scheduled. A final judgment as to liability was issued in October 2013, after which the plaintiff filed a notice of appeal with respect to the defense verdicts obtained on five of the claims. The defendants did not appeal the verdict in favor of the plaintiff on the "failure to instruct" claim which impacted less than 30 of the plaintiffs.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The plaintiff alleges that Parsons' use of tobacco products and exposure to asbestos products caused her to develop lung cancer and to become addicted to tobacco. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to secondhand smoke from cigarettes that were manufactured by the defendants, including Liggett, and suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. No class certification hearing has been held. In October 2004, the trial court stayed the Young case pending the outcome of an appeal in Scott v. American Tobacco Co., a Louisiana case seeking medical monitoring for resident smokers. Liggett was not a party in the Scott case.  The Scott case was tried to a jury which denied the medical monitoring claim but determined instead that the defendants must establish a smoking cessation program.   Notwithstanding the fact that Scott is now concluded, in June 2013, plaintiffs’ counsel moved for an indefinite stay of the Young case.  The defendants did not oppose the stay and it was entered upon consent.

B.	Price Fixing.

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001.  In November 2010, codefendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed a summary judgment motion in June 2011. In March 2012, the court granted the defendants' motions and dismissed the plaintiffs' claims with prejudice. In July 2012, plaintiffs filed a notice of appeal. Oral argument occurred on December 11, 2013. A decision is pending.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.